UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

CBRE ACQUISITION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39798	85-3448396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue Suite 1250 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
SAILSM (Stakeholder Aligned Initial Listing) securities, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fourth of one redeemable warrant	CBAH.U	New York Stock Exchange
Class A Common Stock included as part of the SAILSM securities	CBAH	New York Stock Exchange
Warrants included as part of the SAILSM securities, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.00	CBAH WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by CBRE Acquisition Holdings, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events.

On December 15, 2020, CBRE Acquisition Holdings, Inc. (the “Company”) consummated an initial public offering (the “IPO”) of 40,250,000 SAILSM (Stakeholder Aligned Initial Listing) securities (the “SAILSM securities”), at an offering price of $10.00 per SAILSM security and a private placement of 7,366,667 private placement warrants at a price of $1.50 per warrant (the “Private Placement”). A total of $402,050,000 (the “Offering Proceeds”), comprised of the net proceeds of the IPO and certain proceeds from the Private Placement, was placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its taxes, if any, the Company’s second amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) provides that the Offering Proceeds will not be released from the trust account until the earliest of (1) the completion of the Company’s initial business combination, and then only in connection with those shares of Class A common stock that such stockholders properly elected to redeem, subject to certain limitations as described therein, (2) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to provide holders of its shares of Class A common stock the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO (or 27 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the consummation of its IPO but has not completed its initial business combination within such 24-month period) or (B) with respect to other specified provisions relating to the stockholders’ rights or pre-initial business combination activity and (3) the redemption of all of the Company’s public shares if the Company has not consummated its business combination within 24 months from the closing of the IPO (or 27 months, as applicable) or such later date as approved by holders of a majority of shares of the Company’s outstanding common stock, subject to applicable law.

An audited balance sheet as of December 15, 2020 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibits

99.1	Audited Balance Sheet

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020	CBRE ACQUISITION HOLDINGS, INC.

	By:	/s/ CASH J. SMITH
	Name:	Cash J. Smith
	Title:	President, Chief Financial Officer and Secretary